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                                                                    Exhibit 23.1


                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in Marriott International Inc.'s registration statement on Form S-3 of our report dated February 29, 2000 included in Marriott International Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Vienna, VA
January 16, 2001